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                                                                 EXHIBIT (p)(1)

                                USALLIANZ FUNDS
                  US ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                                 CODE OF ETHICS
                                 --------------

                             A. GENERAL PRINCIPLES
                                ------------------

This Code of Ethics is based on the following principles:

1. Access Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their personal transactions in Securities in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Fund.

2. In complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing.

3. Access Persons must, in all instances, place the interests of the shareholders of the Fund ahead of the Access Person's own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, the Fund, may be considered a violation of this Code.

Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures will NOT automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Fund and its shareholders or a failure to adhere to these general fiduciary principles.

                                 B. DEFINITIONS
                                    -----------

"Fund" means each registered investment company named above which adopts this Code and any series or portfolios of such Fund.

"Access Person" means any director, trustee, officer, managing general partner, general partner, or Advisory Person of the Fund, and all relatives living within the same household as such Access Person; provided, however, that any Access Person who is an employee of the Fund's investment adviser, its principal underwriter, or of any operating company that is an affiliate or subsidiary of the Fund's investment adviser or principal underwriter, shall be subject to the provisions and terms of such adviser's or underwriter's code of ethics, and shall not be subject to this Code and its Associated Procedures.

The "1940 Act" means the Investment Company Act of 1940, as amended.

"Advisory Person" means (i) any employee of either the Fund or of any company in a control relationship to the Fund (which would include any company that is an affiliate or a


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subsidiary of the Fund's adviser), who, in connection with the employee's regular functions or duties, makes, participates in, or normally obtains information regarding the current purchases or sales of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who normally obtains information concerning current recommendations made to the Fund with regard to the purchases or sales of a Security.

"ASSOCIATED PROCEDURES" means those policies, procedures and/or statements that have been adopted by the Fund, and which are designed to supplement this Code and its provisions.

A Security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, an Access Person is regarded as having beneficial ownership of all securities held in the name of: (a) a husband, wife or minor child; (b) a relative (including in-laws) sharing the same house; (c) anyone else if the Access Person: i. obtains benefits substantially equivalent to ownership of the securities; ii. can obtain ownership of the securities immediately or at some future time; or iii. can vote or dispose of the securities.

"COMPLIANCE OFFICER" is the person designated by the Fund to monitor overall compliance with this Policy and to fulfill the individual functions attributed to the Compliance Officer herein, including pre-clearance of personal Security transactions.

"CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

"DISINTERESTED DIRECTOR" means a director or trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act and the rules and regulations thereunder.

"PURCHASE OR SALE OF A SECURITY" includes, inter alia, the writing of an option to purchase or sell a Security.

"INVESTMENT PERSONNEL" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers); Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Fund (such as traders). As the context requires, "Investment Personnel" may refer to one or more Access Persons.



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"SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; and Related Securities.

"RELATED SECURITIES" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security.

For purposes of reporting, "Security" shall include futures contracts.

"SECURITY" SHALL NOT INCLUDE: securities issued by the Government of the United States (including short term debt securities which are U.S. government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; Standard & Poor's Depositary Receipts (ticker SPY), DIAMONDS (ticker DIA), Nasdaq-100 Shares (ticker QQQ); Securities which are not eligible for purchase or sale by the Fund and such other instruments as may be determined by the Fund's Board of Directors from time to time.

"PUBLIC COMPANY" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

                            C. EXEMPTED TRANSACTIONS
                               ---------------------

The prohibitions of Section D of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (b) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of Section
             D.6. of this Code;

         (c) Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer; or

         (d) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

                   D. PROHIBITED TRANSACTIONS AND ACTIVITIES
                      --------------------------------------

1. SECURITIES PURCHASED OR SOLD BY THE FUND: No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

         (a) is being considered for purchase or sale by the Fund; or

         (b) is being purchased or sold by the Fund.



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2.       INITIAL PUBLIC OFFERINGS: All Access Persons are prohibited from acquiring any Security distributed in an initial public offering until trading of the Security commences in the secondary market.

3. PRIVATE PLACEMENTS: All Access Persons are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the Compliance Officer (or his designee).

         In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this investment to the Compliance Officer (or his designee) if the Investment Personnel participates in any subsequent consideration of any potential investment, by the Fund, in the issuer of those Securities. The Fund's decision to purchase Securities of such an issuer (following a purchase by an Investment Personnel in an approved personal transaction) will be subject to an independent review by the Compliance Officer, or his designee, so long as the person conducting such review has no personal interest in the issuer.

4. PRE-CLEARANCE: All Access Persons are prohibited from executing a personal transaction in any Security (including transactions in pension or profit-sharing plans in which the Access Person has a beneficial interest), without express prior approval of the Compliance Officer in accordance with the Associated Procedures governing pre-clearance.

         A purchase or sale of Securities not otherwise approved pursuant to the Associated Procedures may, upon request made prior to the personal transaction, nevertheless receive the approval of the Compliance Officer if such purchase or sale would be: only remotely potentially harmful to the Fund; very unlikely to affect a highly institutional market; or clearly not related economically to the securities to be purchased, sold or held by the Fund.

         Notwithstanding the receipt of express prior approval, any purchases or sales by Access Persons undertaken in reliance on this provision remain subject to the prohibitions enumerated in Sections D.5. and 6. of this Code.

5. BLACKOUT PERIODS: All Access Persons are prohibited from executing a personal transaction in any Security on a day during which the Fund has a pending "buy" or "sell" order for that Security, until the Fund's order is either executed or withdrawn.

         All Investment Personnel are prohibited from purchasing or selling any Security within four (4) trading days before and after the Fund purchases or sells the same Security.

         Transactions undertaken in violation of these prohibitions will either be required to be unwound, or any profits realized by an Access Person on any personal transactions in Securities within the proscribed periods (either undertaken while the Fund has an open order, or within the 4-trading-day blackout period) will be required to be disgorged (to an entity designated by the Compliance Officer (or his



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designee), and the Access Person or Investment Personnel will be subject to disciplinary action, as determined by the Compliance Officer and/or the Fund's Board of Directors.

6. SHORT-TERM TRADING: All Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days.

         Transactions undertaken in violation of this prohibition will either be required to be unwound, or any profits realized on such short-term trades will be required to be disgorged.

         For purposes of this prohibition, each personal transaction in the Security will begin a new 30-calendar-day period. As an illustration, if an Access Person purchases 1000 shares of Omega Corporation on June 1st, 500 shares on July 1st, and 250 shares on August 1st, the profit from the sale of the 1000 shares purchased on June 1st is prohibited for any transaction prior to September 1st (i.e., 30 calendar days following August 1st).

         In circumstances where a personal transaction in Securities within the proscribed period is involuntary (for example, due to unforeseen corporate activity, such as a merger), the Access Person must notify the Compliance Officer.

         In circumstances where an Access Person can document personal exigencies, the Compliance Officer may grant an exemption from the prohibition of profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days. Such an exemption is wholly within the discretion of the Compliance Officer, and any request for such an exemption will be evaluated on the basis of the facts of the particular situation.

7. PERSONAL BENEFIT: Inducing or causing the Fund to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Fund, is a violation of this Code. Examples of this would include causing the Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Fund to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

8. TRADING ON MARKET IMPACT OF FUND TRANSACTIONS: Using knowledge of the Fund's portfolio transactions to profit by the market effect of such transactions is a violation of this Code. This prohibition will be monitored, in part, through a review of the Securities transactions of Access Persons with an eye toward any discernable patterns. It is important to note, however, that a violation could result from a single transaction if the circumstances warrant a finding that the principles in Section A of this Code have been violated.

9. GIFTS FROM ISSUERS AND BROKER-DEALERS: All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity



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from, to or through whom the Fund purchases or sells Securities, or an issuer of
Securities. For purposes of this Code, "de minimis value" is equal to $100 or less.

10. SERVICE ON PUBLIC COMPANY BOARDS OF DIRECTORS: All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the Compliance Officer.

         Authorization to serve on the board of a Public Company may be granted in instances where the Compliance Officer determines that such board service would be consistent with the interests of the Fund and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to recuse himself from participating in any deliberations by the Fund regarding possible investments in the securities issued by the Public Company on whose board the Investment Personnel sits.

11. DISINTERESTED DIRECTORS: Notwithstanding the other restrictions of this Code to which Disinterested directors are subject, only subparagraphs 1, 7 and 8 of this Section D apply to such Disinterested Directors.

                                  E. REPORTING
                                     ---------

1. QUARTERLY TRANSACTION AND ACCOUNT REPORTS: Every Access Person shall report to the Fund, not later than 10 calendar days after the end of the calendar quarter, the following information with respect to transactions during that calendar quarter (other than those personal transactions in Securities exempted under Section C of this Code) in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

         (a) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

         (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (c)      the price at which the transaction was effected;

         (d) he name of the broker, dealer or bank through whom the transaction was effected; and

         (e) if there were no personal transactions in Securities during the period, either a statement to that effect or the word "None" (or some similar designation).

         In addition, with respect to any account in which securities were held during the quarter for the direct or indirect benefit of an Access Person, the following information shall be provided:

         (a) the name of the broker, dealer or bank with whom the Access Person established the account;



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         (b)      the date the account was established; and

         (c)      the date that the report is submitted by the access person.

2. DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS: Every Access Person is required to direct his or her broker to forward to the Compliance Officer, on a timely basis, duplicate copies of both confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

3. INITIAL HOLDINGS REPORT: Within 10 calendar days of becoming an Access Person, each Access Person shall submit to the Fund the following information:

         (a) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (b) the name of the broker, dealer or bank with whom the Access Person maintained any account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (c)      the date that the report is submitted by the Access Person.

4. ANNUAL HOLDINGS REPORT: Within 10 calendar days of the end of the year, each Access Person shall submit to the Fund the following information (which must be current as of a date no more than 10 days before the report is submitted):

         (a) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

         (b) the name of the broker, dealer or bank with whom the Access Person maintains any account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (c)      the date that the report is submitted by the Access Person.

5. REPORT OF GIFTS: Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than de minimis value in any year from any person or entity that does business either with or on behalf of the Fund (including an issuer of Securities or any entity or person through whom the Fund purchases or sells Securities) is required to report the receipt of such gift to the Compliance Officer. This reporting requirement shall not apply to:

         (a) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;



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         (b)      the acceptance of meals, refreshments or entertainment of
                  reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

         (c) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

         (d) the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

         (e) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

6. ANNUAL CERTIFICATION OF COMPLIANCE: All Access Persons are required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all personal transactions in and holdings of Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

7. DISINTERESTED DIRECTORS: A Disinterested director shall be exempt from the initial and annual reporting requirements contained in this Section. He or she shall also be exempt from the quarterly transaction reporting requirement so long as at the time of the personal transaction in the Security, the Disinterested director neither knew, nor, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or following the date of the transaction in the Security by the Disinterested director, the Security was purchased or sold by the Fund, or considered for purchase or sale.

                              F. REVIEW OF REPORTS
                                 -----------------

         The quarterly transaction reports and initial and annual holdings reports required under Section D of this Code shall be reviewed by the Compliance Officer for conflicts of interest and potential violations of this Code. Any such conflicts and potential violations shall be brought to the attention of the individual involved and shall be addressed as appropriate.

     G. ANNUAL ISSUES AND CERTIFICATION REPORT TO FUND'S BOARD OF DIRECTORS
        -------------------------------------------------------------------

         At least annually, the Fund, its investment adviser and its principal underwriter will submit a written report to the Fund's Board of Directors that:

         (a) describes any issues arising under this Code or any revisions or additions to the Associated Procedures that have been made since the last report;

         (b) provides information about material violations of the Code or Associated Procedures and any sanctions imposed in response to such violations; and



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         (c)      certifies that the Fund, investment adviser or principal
                  underwriter, as appropriate, has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

                                  H. SANCTIONS
                                     ---------

Upon discovering a violation of this Code (or, in certain instances, its Associated Procedures), the Board of Directors of the Fund may take such actions or impose such sanctions, if any, as it deems appropriate, including, inter alia, a letter of censure or suspension, a fine, or a recommendation of the termination of the employment of the violator. (In instances where the violation is committed by a member of the Access Person's household, any sanction would be imposed on the Access Person.) The filing of any false, incomplete or untimely reports, as required by Section E of this Code, may in certain circumstances be considered a violation of this Code.




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                                USALLIANZ FUNDS
                  USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                    ASSOCIATED PROCEDURES FOR CODE OF ETHICS
                    ----------------------------------------

1. IDENTIFICATION/NOTIFICATION OF ACCESS PERSONS: The Compliance Officer will identify all Access Persons who are required to file reports pursuant to Section E of the Code of Ethics ("the Code") and will inform such persons of their reporting obligations.

2.       PRE-CLEARANCE OF SECURITY TRANSACTIONS:

         (a) The Code requires that Access persons request pre-clearance from the Compliance Officer for every non-exempted personal securities transaction. Pre-clearance may be requested either orally or via email or other written communication.

         (b) The Compliance Officer will determine whether a transaction involving the particular issuer's securities would violate the principles or prohibitions in the Code, will communicate his or her determination to the Access Person via email or other written communication and will retain the email or other written communication as documentation of the clearance request and his or her response.

         (c) If the Compliance Officer is not available, the pre-clearance request will be handled by his or her designee. The individual handling the request then will inform the Compliance Officer of the pre-clearance via email or other written communication.

         (d) All pre-cleared transactions must be completed by the end of the trading day on which clearance is obtained. If the transaction is not completed within this time, a new pre-clearance must be obtained in accordance with these procedures. The Compliance Officer may grant an exception to the same-day trade requirement upon his or her determination that it is consistent with the principles underlying the Code.

         (e) The Compliance Officer will maintain, for five years after the end of the year in which the record is created, a record of every transaction for which he or she has provided pre-clearance in accordance with these procedures.

3.       REVIEW OF QUARTERLY TRANSACTION REPORTS AND INITIAL AND ANNUAL HOLDINGS
         REPORTS: THE COMPLIANCE OFFICER WILL:

         (a) utilize the Portia system (or other computerized system then in use) to produce find trading information in a format that facilitates review and comparison with the monthly and quarterly transaction reports and initial and annual holdings reports submitted by Access Persons;

         (b) perform the above-referenced review within a reasonably short time of receiving each group of transaction reports and holdings reports;

         (c) follow-up with respect to any potential violations of the Code that are identified during his or her reviews; and

         (d) document in writing the resolution of any potential violations and any imposition of sanctions.

4. RECORDKEEPING: In addition to the pre-clearance records required to be kept in Section 2(e) above, the following records will be maintained for at least five years after the end of the year in which the report is made or the record created:

         (a) A copy of each Code in effect at any time within the past five years;

         (b) A record of any violation of the Code and of any action taken as a result of the violation;

         (c) A copy of each quarterly transaction report, initial holdings report and annual holdings report made by any Access Person with such reports to be maintained in an easily accessible place for the first two years;

         (d) A record of all persons, currently or within the past five years, who are or were required to make quarterly transaction reports, initial holdings reports or annual holdings reports;

         (e) A record of all persons, currently or within the past five years, who are or were required to review the reports set forth in subparagraph (d) above; and

         (f) A copy of the Annual Issues and Certification Report furnished pursuant to Section G of the Code.





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                            ALLIANZ OF AMERICA, INC.

                                CODE OF CONDUCT
                                ---------------
                                JANUARY 1 , 2000
                                ----------------


                               GENERAL PRINCIPLES
                               ------------------


This Code of Conduct is based on the principle that all Allianz of America, Inc.
(AzOA) employees owe a fiduciary duty to AzOA's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

1. You must at all times place the interests of AzOA's clients before your own interests.

2. You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

3. You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

The effectiveness of AzOA's policies regarding ethics depends on the judgement and integrity of its employees rather than on any set of written rules. If you are uncertain as to whether an actual or potential conflict exists in any particular situation between your interests and those of AzOA's clients, please consult AzOA's Compliance Officer or AzOA's Chief Investment Officer immediately.

All information obtained under this Code of Conduct will be kept in strict confidence, except that reports of securities transactions and holdings will be made available, when specifically requested, to the United States Securities and Exchange Commission and any other regulatory or oversight organization which has jurisdiction over the operation of AzOA. Please note that review of personal securities transactions by the Securities and Exchange Commission is conducted periodically. In addition, AzOA's Compliance Officer will review all personal investment transaction and holdings reports to detect conflicts of interest and abusive practices.


ANY AzOA EMPLOYEE WHO DOES NOT OBSERVE THE POLICIES ESTABLISHED BY THIS CODE OF CONDUCT MAY BE SUBJECT TO SERIOUS DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT.

                    PERSONAL INVESTMENT TRANSACTIONS POLICY
                    ---------------------------------------

Laws and ethical standards impose on AzOA and its employees duties to avoid conflicts of interest between their personal investment transactions and transactions AzOA makes on behalf of its clients. The policies enumerated below are designed to reduce the possibilities for such conflicts and or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

UNLESS OTHERWISE NOTED, AzOA'S RESTRICTIONS ON PERSONAL INVESTMENT TRANSACTIONS APPLY TO ALL ACCESS PERSONS. EACH AzOA EMPLOYEE SHOULD CONSIDER HIMSELF OR HERSELF AN ACCESS PERSON UNLESS INSTRUCTED OTHERWISE.


VIOLATIONS OF AzOA'S PERSONAL INVESTMENT TRANSACTIONS POLICY MAY REQUIRE REVERSAL OF THE UNAUTHORIZED TRANSACTION AND ANY RESULTING PROFITS MAY BE SUBJECT TO DISGORGEMENT. AzOA RESERVES THE RIGHT TO REQUEST ORIGINAL BROKERAGE ACCOUNT STATEMENTS AND ORIGINAL TRADE CONFIRMATIONS FOR PURPOSES OF CONFIRMING EMPLOYEE REPORTING OF PERSONAL SECURITIES TRANSACTIONS.


Each Access Person must:

1. OBTAIN PRECLEARANCE FROM AzOA'S COMPLIANCE OFFICER FOR ANY NON-EXEMPTED PERSONAL SECURITY TRANSACTION IF THE ACCESS PERSON HAS, OR AS A RESULT OF THE TRANSACTION ACQUIRES, ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITY.

         In the event AzOA's Compliance Officer is not available, preclearance for equity securities must be obtained from AzOA's Senior Managing Director Equity and, for fixed income securities, preclearance must be obtained from AzOA's Senior Managing Director Fixed Income.

         Preclearance is not required for the following exempted securities:

         a.       U.S. Government Securities.
         b.       Bank Certificates of Deposit.
         e.       Bankers' Acceptances.
         d.       Commercial Paper.
         e.       Shares in open-end mutual funds.
         f.       Standard & Poor's Depositary Receipts (ticker SPY), DIAMONDS
                  (ticker DIA), and NASDAQ-100 Shares (ticker QQQ).
         g.       Securities purchased on behalf of an Access Person for an
                  account over which the Access Person has no direct or indirect influence or control of the transactions.
         h. Securities purchased through stock dividends, automatic dividend reinvestment, stock splits, mergers, consolidations or spin-offs.
         i.       Acquisition of securities through gifts or bequests.

         j. Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         An Access Person is regarded as having a beneficial ownership in securities held in the name of:

         a.       A husband, wife or minor child;
         b.       A relative sharing the same house;
         c.       Anyone else if the Access Person:
                  (1) obtains benefits substantially equivalent to ownership of the securities;
                  (2) can obtain ownership of the securities immediately or at some future time; or
                  (3) can vote or dispose of the securities.

         Effective March 31, 2000, AzOA employees are prohibited from personally managing any Third Party Accounts other than for members of the employee's immediate family. Immediate family includes the employee's spouse, children, parents and siblings but excludes nieces and nephews.

         TRADING RESTRICTIONS:


         a. BLACKOUT PERIOD - Access Persons will not be granted permission to trade a security within four trading days before or after the date AzOA trades in the same security.

         b. SHORT-TERM TRADING - Access Persons will not be granted permission to profit from the purchase and sale, or sale and purchase of the same (or equivalent) securities within 30 calendar days. Each access person should note that this prohibition could limit the attractiveness of options trading and short sales of securities and could make legitimate hedging activities less available.

         c. INITIAL PUBLIC OFFERINGS - Access Persons are not permitted to acquire any non-exempt security in an initial public offering.

         d. ALLIANZ AG RESTRICTED LIST - Access Persons are not permitted to trade a security listed on the Allianz AG Restricted List.

         e. PRIVATE PLACEMENTS - Access Persons will not be granted permission to invest in a private placement until he or she has obtained the written, prior approval of AzOA's Chief Investment Officer, AzOA's Senior Managing Director Equity, or AzOA's Senior Managing Director Fixed Income. Access Persons who obtain approval must disclose their investment if they participate in any subsequent decision of AzOA to invest in the same issuer. If neither the Chief Investment Officer, Senior Managing Director Equity or Senior Managing Director Fixed

                  Income are disinterested parties with respect to the proposed investment, the Chief Investment Officer shall appoint an independent person to evaluate the proposed investment for approval.

2. COMPLETE A PRECLEARED PERSONAL SECURITIES TRANSACTION BY THE END OF THE BUSINESS DAY THAT PRECLEARANCE IS OBTAINED. IF THE TRANSACTION IS NOT COMPLETED WITHIN THIS TIME REQUIREMENT, A NEW PRECLEARANCE MUST BE OBTAINED AS DETAILED ABOVE.

3. ON A QUARTERLY BASIS, EACH ACCESS PERSON MUST FILE A PERSONAL SECURITIES TRANSACTION REPORT WITH AzOA'S COMPLIANCE OFFICER NO LATER THAN 10 CALENDAR DAYS AFTER THE END OF EACH QUARTER (I.E. ON OR BEFORE THE 10TH DAY OF JANUARY, APRIL, JULY AND OCTOBER).

         In each quarterly report (Attachment 1), the Access Person must report all personal investment transactions, other than the exempted securities listed in item 1 above, in which he or she has a beneficial interest and which were transacted during the quarter. Every Access Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report.

         Access Persons MAY CHOOSE to file Personal Securities Transactions Reports on a monthly basis (Attachment 2) but are under no legal or AzOA requirement to do so. The minimum standard for Access Persons is quarterly reporting of all personal investment transactions, other than the exempted securities listed in item 1 above, in which he or she has a beneficial interest and which were transacted during the quarter.

4. ON AN ANNUAL BASIS, EACH ACCESS PERSON MUST FILE AN ANNUAL PERSONAL SECURITIES HOLDINGS REPORT (ATTACHMENT 3) WITH AzOA'S COMPLIANCE OFFICER NO LATER THAN 10 CALENDAR DAYS AFTER CALENDAR YEAR-END (I.E. ON OR BEFORE JANUARY 10). This annual report should list all securities, other than the exempted securities listed in item 1 above, in which the Access Person had a beneficial interest as of December 31 of the preceding year.

5. EACH NEW ACCESS PERSON MUST FILE AN INITIAL PERSONAL SECURITIES HOLDINGS REPORT (ATTACHMENT 4) WITH AzOA'S COMPLIANCE OFFICER NO LATER THAN 10 CALENDAR DAYS AFTER HE OR SHE BECOMES AN ACCESS PERSON.

                             INSIDER TRADING POLICY
                             ----------------------

It is illegal for a person who is in possession of material non-public information about any public company (commonly known as "inside information") to trade in the company's securities. It is also illegal for that person to recommend a trade in the company's securities or tell someone else the inside information who in turn may then trade in the company's securities (commonly known as "tipping"). Trading or tipping based on inside information may be subject to serious penalties, including substantial fines and imprisonment.

         The definition of material information is subjective. Generally it is information that would affect an investor's decision to buy, sell, or hold securities. Examples are: (i) a pending acquisition or divestiture, (ii) financial results that are better or worse than recent trends would lead someone to expect, (iii) an increase or decrease in dividends or (iv) a stock split. Non-public information is information that has not been effectively communicated to the marketplace.

         Everyone must remember that inside information can be obtained from AzOA's activities. For instance, knowledge that AzOA is about to make a substantial investment in or enter into material transactions with another company is inside information about that company. Inside information about other companies, such as securities brokerages, can also be obtained in the course of AzOA's business dealings with these companies. Accordingly, no AzOA employee may trade or tip if they possess inside information.

                                  GIFT POLICY
                                  -----------

         No AzOA employee should accept gifts of more than de minimis value from present or prospective clients, providers of goods or services or others with which AzOA has dealings. If you have any question as to the appropriate definition of "de minimis value" as it applies to an offered gift, you should consult AzOA's Compliance Officer immediately.

         The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, food or beverages, or anything else of value. Gifts to an employees immediate family are included in this policy. Under no circumstances should cash gifts by accepted by any AzOA employee.

         If you believe the rejection or return of a gift would damage friendly relations between a third party and AzOA, you should discuss the gift with AzOA's Compliance Officer, who may require that the gift be donated to charity.

         It is acceptable for AzOA employees to give gifts or favors of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealement.

                           OUTSIDE ACTIVITIES POLICY
                           -------------------------

         No Access Person shall serve as a director of a publicly held company unless authorized to do so by AzOA's Chief Investment Officer. No person serving as a director shall have access to any information obtained or investment decisions made by AzOA relating to the company on which the person serves.

         No Access Person may receive compensation, remuneration or other benefits from anyone other than AzOA or its affiliates for providing investment advice, counseling or other related activities.

                             COMMUNICATIONS POLICY
                             ---------------------

         AzOA's Compliance Officer is designated as the primary spokesperson for all contacts with the various regulatory bodies that monitor the activities of AzOA. All inquiries, correspondence, etc. should be cleared through the Compliance Officer in advance of any contact. Direct initiation of contact with any regulatory body by an AzOA employee without the prior approval of the Compliance Officer will be a violation of our Code of Conduct. This, however, does not prohibit the direct contact of regulatory bodies by an employee to report an act of fraud or a violation of the law.

                               ACKNOWLEDGEMENT OF
                               ------------------
                           YEAR 2000 CODE OF CONDUCT
                           -------------------------


I have received, read and understand AzOA's Year 2000 Code of Conduct and agree to comply with all Code policies. I understand that this Code of Conduct is taken very seriously by Allianz of America, Inc. and that my failure to observe its standards and requirements could result in serious disciplinary action against me, including termination of my employment.




------------------------------------------------------------------
Print Name                   Signature                        Date

                                                                    ATTACHMENT 1

PERSONAL SECURITIES TRANSACTION REPORT
For the Quarter Ended ___/___/2000


                   ALLIANZ OF AMERICA, INC. - ACCESS PERSONS

Name ______________________  Signature _______________________  Date ___________


TRADE    BOUGHT/             SECURITY              NUMBER                           PRICE
DATE      SOLD          NAME/DESCRIPTION          OF UNITS    BROKER & ACCOUNT #   BUY/SELL
_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________


-  You must preclear all trades with AzOA's Compliance Officer BEFORE execution.
-  If you had no reportable transactions, state "NONE" on this form.
- This form should be received by AzOA's Compliance Officer NO LATER THAN 10 CALENDAR DAYS AFTER QUARTER-END.

                                                                    ATTACHMENT 2

PERSONAL SECURITIES TRANSACTION REPORT
For the Quarter Ended ___/___/2000


                   ALLIANZ OF AMERICA, INC. - ACCESS PERSONS

Name ______________________  Signature _______________________  Date ___________


TRADE    BOUGHT/             SECURITY              NUMBER                           PRICE
DATE      SOLD          NAME/DESCRIPTION          OF UNITS    BROKER & ACCOUNT #   BUY/SELL
_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________

_____    ______  ______________________________   ________    __________________   ________


-  You must preclear all trades with AzOA's Compliance Officer BEFORE execution.
-  If you had no reportable transactions, state "NONE" on this form.
- This form should be received by AzOA's Compliance Officer NO LATER THAN 10 CALENDAR DAYS AFTER QUARTER-END.

                                                                    ATTACHMENT 3

ANNUAL PERSONAL SECURITIES HOLDINGS REPORT
For the Year Ended DECEMBER 31, 1999

                  ALLIANZ OF AMERICA, INC. - ACCESS PERSONS

Name ______________________  Signature _______________________  Date ___________


BROKER/DEALER FIRM NAME      ACCOUNT #

________________________     _____________


    SECURITY              NUMBER OF              SECURITY            NUMBER OF
NAME/DESCRIPTION           UNITS             NAME/DESCRIPTION          UNITS

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

-  You must preclear all trades with AzOA's Compliance Officer BEFORE execution.
-  If you had no reportable holdings, state "NONE" on this form.
- This form should be received by AzOA's Compliance Officer NO LATER THAN JANAURY 10, 2000.

                                                                    ATTACHMENT 4

INTIAL PERSONAL SECURITIES HOLDINGS REPORT
As of your date of hire by AzOA ___/___/2000


                  ALLIANZ OF AMERICA, INC. - NEW ACCESS PERSONS

Name ______________________  Signature _______________________  Date ___________


BROKER/DEALER FIRM NAME      ACCOUNT #

________________________     _____________


    SECURITY              NUMBER OF              SECURITY            NUMBER OF
NAME/DESCRIPTION           UNITS             NAME/DESCRIPTION          UNITS

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

______________________    __________     ________________________    __________

-  You must preclear all trades with AzOA's Compliance Officer BEFORE execution.
-  If you had no reportable holdings, state "NONE" on this form.
- This form should be received by AzOA's Compliance Officer NO LATER THAN 10 CALENDAR DAYS AFTER BEING HIRED BY AzOA.

                            ALLIANZ OF AMERICA, INC.

                   ASSOCIATED PROCEDURES FOR CODE OF CONDUCT

1. IDENTIFICATION/NOTIFICATION OF ACCESS PERSONS: The Compliance Officer will identify all Access Persons who are required to file reports pursuant to the Code of Conduct ("the Code") and will inform such persons of their reporting obligations.

2.       PRE-CLEARANCE OF SECURITIES TRANSACTIONS:

         (a) The Code requires that Access persons request pre-clearance from AzOA's Compliance Officer for every non-exempted personal securities transaction. Pre-clearance may be requested either orally or via email or other written communication.

         (b) The Compliance Officer will determine whether a transaction involving the particular issuer's securities would violate the principles or prohibitions in the Code, will communicate his or her determination to the Access Person via email or other written communication and will retain the email or other written communication as documentation of the clearance request and his or her response.

         (c) If the Compliance Officer is not available, pre-clearance requests for equity trades will be handled by the Senior Managing Director, Equity, and for fixed income trades, the Senior Managing Director, Fixed Income. The Manager handling the request or the equity trader then will inform the Compliance Officer of the pre-clearance via email or other written communication.

         (d) All pre-cleared transactions must be completed by the end of the trading day on which clearance is obtained. If the transaction is not completed within this time, a new pre-clearance must be obtained in accordance with these procedures. The Compliance Officer may grant an exception to the same-day trade requirement upon his or her determination that it is consistent with the principles underlying the Code.

         (e) The Compliance Officer will maintain, for five years after the end of the year in which the record is created, a record of every transaction for which he or she has provided pre-clearance in accordance with these procedures.

3.       REVIEW OF QUARTERLY TRANSACTION REPORTS AND INITIAL AND ANNUAL HOLDINGS
         REPORTS:

         The Compliance Officer will:

         (a) utilize the Portia system (or other computerized system then in use) to produce advisory client trading information in a format that facilitates review and comparison with the monthly and quarterly transaction reports and initial and annual holdings reports submitted by Access Persons;

         (b) perform the above-referenced review within a reasonably short time of receiving each group of transaction reports and holdings reports;

         (c) follow-up with respect to any potential violations of the Code that are identified during his or her reviews; and

         (d) document in writing the resolution of any potential violations and any imposition of sanctions.

4. ANNUAL ISSUES AND CERTIFICATION REPORT: On an annual basis, the Compliance Officer will submit to the board of directors of every U.S. registered mutual fund for which Alliance of America, Inc. ("AzOA") serves as an investment adviser, a written report setting forth the following:

         (a) a description of any compliance or enforcement issues arising under AzOA's Code of Conduct during the past year, including but not limited to, information about material violations of the Code and sanctions imposed in response thereto; and

         (b) a certification that AzOA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         The first Annual Issues and Certification Report shall be submitted to the board of directors for each fund for which AzOA serves as investment adviser by August 31, 2000.

5. RECORDKEEPING: In addition to the pre-clearance records required to be kept in Section 2(d) above, the following records will be maintained for at least five years after the end of the year in which the report is made or the record created:

         (a) A copy of each Code in effect at any time within the past five years;

         (b) A record of any violation of the Code and of any action taken as a result of the violation;

         (c) A copy of each monthly transaction report, quarterly transaction report, initial holdings report and annual holdings report made by any Access Person with such reports to be maintained in an easily accessible place for the first two years;

         (d) A record of all persons, currently or within the past five years, who are or were required to make quarterly transaction reports, initial holdings reports or annual holdings reports;

         (e) A record of all persons, currently or within the past five years, who are or were required to review the reports set forth in subparagraph (d) above pursuant to paragraph 3 above; and

         (f) A copy of each Annual Issues and Certification Report furnished pursuant to paragraph 4 above.

                   CERTIFICATION OF ALLIANZ OF AMERICA, INC.

                    AS TO ITS CODE OF CONDUCT AND ASSOCIATED
                                   PROCEDURES


         Allianz of America, Inc. ("AzOA") hereby certifies that it has adopted and implemented the attached Code of Conduct and Associated Procedures and that the Associated Procedures are reasonably designed to prevent Access Persons from violating AzOA's Code of Conduct.




                                             /s/Brian K. Welker
                                             -----------------------------------
                                             Brian K. Welker, Compliance Officer






Dated:   February 8, 2000

                              BISYS FUND SERVICES
                              -------------------
                                 CODE OF ETHICS
                                 --------------


1.       INTRODUCTION

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and associates (hereinafter referred to as "Covered Persons") of the BISYS Fund Services companies listed on Exhibit A hereto (hereinafter collectively referred to as "BISYS").

         Rule 17j-l(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for BISYS companies operating as a principal underwriter of a registered investment company (hereinafter referred to individually as a "Fund" or collectively as the "Funds"), or any affiliated person of such principal underwriter, in connection with the purchase or sale by such person of a security "HELD OR TO BE ACQUIRED" (1) by any Fund:

         (1)      to employ any device, scheme or artifice to defraud the Fund;

         (2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

         (4) to engage in any manipulative practice with respect to the Fund.

         Any violation of this provision by a Covered Person shall be deemed to be a violation of this Code.

II.      RISKS OF NON-COMPLIANCE

         Any violation of this Code may result in the imposition by BISYS of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with BISYS. In addition, in some cases (e.g., the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

------------------------------
(1) A security "HELD OR TO BE ACQUIRED" is defined under Rule 17j-1(a)(10) as any COVERED SECURITY which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund. "COVERED SECURITIES", as defined under Rule 17j-1 (a)(4), DO NOT INCLUDE: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies; (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

III.     ETHICAL STANDARDS

         The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of BISYS or its Fund clients. To this end, Covered Persons should understand and adhere to the following ethical standards:

         (a) THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF FUND SHAREHOLDERS FIRST;

                  This duty requires that all Covered Persons avoid serving their own personal interests ahead of the interests of the shareholders of any Fund for which BISYS serves as the administrator, distributor, transfer agent or fund accountant.

         (b) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH COVERED PERSON'S POSITION OF TRUST AND RESPONSIBILITY; AND

                  Covered Persons should study this Code and ensure that they understand its requirements. Covered Persons should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

         (c) THE DUTY TO ENSURE THAT COVERED PERSONS DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH BISYS.

                  Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with BISYS. Covered Persons should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with BISYS or the Funds).

                  A "PERSONAL SECURITIES TRANSACTION" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have "BENEFICIAL OWNERSHIP." (2) This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control.

IV.      RESTRICTIONS AND PROCEDURES

-------------------------------
(2) "BENEFICIAL OWNERSHIP" of a security is defined under Rule 16a-1 (a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

         This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-l(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons who are listed on Exhibit B hereto (hereinafter referred to as "Access Persons" (3)).


         A. - RESTRICTIONS AND PROCEDURES FOR ALL COVERED PERSONS:



         1.       Prohibition Against Use of Material Inside Information
                  ------------------------------------------------------

                  Covered Persons may have access to information about Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "MATERIAL INSIDE INFORMATION", and information which involves a merger or acquisition that has not been disclosed to the public.

                  "MATERIAL INSIDE INFORMATION" IS DEFINED AS ANY INFORMATION ABOUT A COMPANY WHICH HAS NOT BEEN DISCLOSED TO THE GENERAL PUBLIC AND WHICH EITHER A REASONABLE PERSON WOULD DEEM TO BE IMPORTANT IN MAKING AN INVESTMENT DECISION OR THE DISSEMINATION OF WHICH IS LIKELY TO IMPACT THE MARKET PRICE OF THE COMPANY'S SECURITIES.

                  Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

         2.       Initial and Annual Certifications
                  ---------------------------------

                  Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit C hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code


-------------------------------
(3)An "ACCESS PERSON" is defined under Rule 17j-1 (a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or OBTAINS INFORMATION regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code has included BISYS associates that are not directors, officers or general partners of any BISYS Fund Services company but would otherwise be deemed Access Persons for purposes of this Code.

         Compliance Officer will circulate the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

B.       RESTRICTIONS AND REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS:

         Each Access Person must refrain from engaging in a PERSONAL SECURITIES TRANSACTION when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

1.       INITIAL AND ANNUAL HOLDINGS REPORTS

         All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit D hereto, with the Code Compliance Officer WITHIN TEN (10) DAYS OF COMMENCEMENT OF THEIR EMPLOYMENT OR OTHERWISE BECOMING SUBJECT TO THIS CODE AND THEREAFTER ON AN ANNUAL BASIS FOLLOWING THE END OF THE CALENDAR YEAR IN ACCORDANCE WITH PROCEDURES ESTABLISHED BY THE CODE COMPLIANCE OFFICER.

2.       TRANSACTION/NEW ACCOUNT REPORTS

         All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit E hereto, with the Code Compliance Officer WITHIN TEN (10) DAYS AFTER (i) OPENING AN ACCOUNT WITH A BROKER, DEALER OR BANK IN WHICH COVERED SECURITIES ARE HELD; OR (ii) ENTERING INTO ANY PERSONAL SECURITIES TRANSACTION IN WHICH AN ACCESS PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Personal securities transactions are those involving any COVERED SECURITY (1) in which the person has, or by reason of such personal securities transaction acquires, any direct or indirect, "BENEFICIAL OWNERSHIP."
         (2)

3.       CONFIRMATIONS AND STATEMENTS

         In order to provide BISYS with information to determine whether the provisions of this Code are being observed, each Access Person shall direct his/her broker, dealer or bank to supply to the Code Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of monthly statements for all Covered Securities accounts. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the Code Compliance Officer at the following address:

                         ATTN:    Code Compliance Officer
                         Regulatory Services
                         BISYS Fund Services
                         3435 Stelzer Road, Suite 1000
                         Columbus, Ohio 43219-8001


C.       REVIEW OF REPORTS AND ASSESSMENT OF CODE ADEQUACY:


         The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of BISYS. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

         (a) whether any personal securities transaction evidences an apparent violation of this Code; and

         (b) whether any apparent violation of the reporting requirement has occurred pursuant to Section B above.

         Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the General Counsel of BISYS Fund Services who shall determine what sanctions, if any, should be recommended to be taken by BISYS. The Code Compliance Officer shall prepare quarterly reports to be presented to the Fund Boards of Directors/Trustees with respect to any material trading violations under this Code.

         This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. BISYS shall review the adequacy of the Code and the operation of its related Procedures at least once a year.


V.       REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES


         BISYS shall submit the following reports to the Board of Directors/Trustees for each Fund for which it serves as principal underwriter:

         A.       BISYS FUND SERVICES CODE OF ETHICS

                  A copy of this Code shall be submitted to the Board of each Fund no later than September 1, 2000 or for new Fund clients, prior to BISYS commencing operations as principal underwriter, for review and approval. Thereafter, all material changes to this Code shall be submitted to each Board for review and approval not later than six (6) months following the date of implementation of such material changes.

B.       ANNUAL CERTIFICATION OF ADEQUACY

         The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund detailing the following:

         1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

         2. A Certification to Fund Boards, in the form of Exhibit F hereto, that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

                              BISYS FUND SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT A


The following companies are subject to the BISYS Fund Services Code of Ethics(1):

Barr Rosenberg Funds Distributor, Inc.
BISYS Fund Services, Inc.
BISYS Fund Services Limited Partnership
BISYS Fund Services Ohio, Inc.
BNY Hamilton Distributors, Inc.
CFD Fund Distributors, Inc.
Centura Funds Distributor, Inc.
Concord Financial Group, Inc.
Kent Funds Distributors, Inc.
Evergreen Distributor, Inc.
IBJ Funds Distributor, Inc.
Mentor Distributors, LLC
The One Group Services Company
Performance Funds Distributor, Inc.
VISTA Fund Distributors, Inc.









--------------------------------
(1) The companies listed on this Exhibit A may be amended from time to time, as required.


AS OF JANUARY 11, 2000

                              BISYS FUND SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT B


The following Covered Persons are considered Access Persons under the BISYS Fund Services Code of Ethics(1):


Client Services - all associates
CFD Fund Distributors, Inc. - all directors, officers and employees Directors/Officers of each BISYS entity listed on Exhibit A that met the statutory definition of Access Person under Rule l7j-1
Financial Services (Fund Accounting and Financial Administration) - all
           associates
Fund Administration - all associates
Information Systems - all associates
Legal Services - all paralegals and attorneys
The One Group Services Company - all directors, officers and employees
Tax Services - all associates
VISTA Fund Distributors, Inc.- all officers, directors and employees
All wholesalers and telewholesalers employed by the BISYS companies listed on Exhibit A




--------------------------------
(1) The Access Persons listed on this Exhibit B may be amended from time to time, as required.

AS OF JANUARY 11, 2000

                              BISYS FUND SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT C

                       INITIAL AND ANNUAL CERTIFICATIONS

         I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

         If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer or bank with whom I have an account or accounts to send to the BISYS Code Compliance Officer duplicate copies of all confirmations and statements relating to my account(s).


______________________________________
Print or Type Name


______________________________________
Signature


______________________________________
Date

                              BISYS FUND SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT D

                       INITIAL AND ANNUAL HOLDINGS REPORT

NAME AND ADDRESS OF                    ACCOUNT NUMBER(S)        IF NEW ACCOUNTS
BROKER, DEALER OR BANK(S)                                       DATE ESTABLISHED

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________

_________________________________      _________________        ________________


ATTACHED ARE THE COVERED SECURITIES BENEFICIALLY OWNED BY ME AS OF THE DATE OF THIS INITIAL AND ANNUAL HOLDINGS REPORT.


__________________________________
Print or Type Name


__________________________________
Signature


__________________________________
Date

SECURITY                              NUMBER OF                PRINCIPAL AMOUNT
DESCRIPTION                           COVERED
(Symbol/CUSIP)                        SECURITIES/
                                      SHARES HELD


___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

___________________________           ______________           _________________

      BISYS FUND SERVICES CODE OF ETHICS - TRANSACTION/NEW ACCOUNT REPORT
                                   EXHIBIT E

        I hereby certify that the Covered Securities described below (or attached hereto in the annual statement from my broker, dealer or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchased or sold in reliance upon public information lawfully obtained by me through independent research. I have also listed below the account number(s) for any new account(s) opened in which Covered Securities are held. My decision to enter into any personal securities transaction(s) was not based upon information obtained as a result of my affiliation with BISYS.

COVERED SECURITIES PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security       Trade  Number of  Per Share  Principal   Interest        Maturity          Name of Broker Dealer        Bought (B) or
Description    Date     Shares    Price       Amount      Rate            Rate         or Bank (and Account Number        Sold (S)
(Symbol/CUSIP)                                        (If Applicable) (If Applicable)  and Date Established, If New)

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________

______________ ____   _________  _________  _________  ______________  ______________  _____________________________    ____________



        This Transaction/New Account Report is not an Admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.


_____________________________
Print or Type Name


_____________________________                           ______________________
Signature                                               Date


                                      E-1